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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Hawthorne Financial Corporation on Form S-8 (Nos. 33-74800, 333-23587, 333-59879 and 333-59875) of our report dated January 29, 2002 (March 20, 2002 as to Note
20), appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Los Angeles, California
March 25, 2002